PRICING SUPPLEMENT
Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-222672 and 333-222672-01
Dated February 7, 2020

JPMorgan Chase Financial Company LLC Capped Buffer In-GEARS

$2,000,000 Linked to the lesser performing of the Russell 2000® Index and the S&P 500® Index due January 6, 2026

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Investment Description

Capped Buffer In-GEARS (Growth Enhanced Asset Return Securities), which we refer to as the “Securities,” are unsecured and unsubordinated debt securities issued by JPMorgan Chase Financial Company LLC (“JPMorgan Financial”), the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., with a return linked to the lesser performing of the Russell 2000® Index and the S&P 500® Index (each, an “Underlying” and together, the “Underlyings”). The amount you receive at maturity will be based on the Lesser Performing Underlying Factor, which is the Underlying Performance Factor of the Underlying with the lower Underlying Performance Factor (the “Lesser Performing Underlying”). The Underlying Performance Factor for each Underlying will equal the Final Value of that Underlying divided by its Initial Value (expressed as a percentage). The Initial Value of each Underlying will be the arithmetic average of its closing levels on each scheduled trading day during the approximately 3-month Initial Valuation Period and the Final Value of each Underlying will be the arithmetic average of its closing levels on each scheduled trading day during the approximately 3-month Final Valuation Period.

•	If the Lesser Performing Underlying Factor is greater than or equal to 148% (meaning that the Underlying Performance Factor of the Lesser Performing Underlying is 148% or more, which indicates an increase in its Final Value of at least 48% from its Initial Value), JPMorgan Financial will pay you at maturity a cash payment per Security resulting in a return equal to the Maximum Gain of 95.30%.
•	If the Lesser Performing Underlying Factor is greater than or equal to 118% and less than 148%, JPMorgan Financial will pay you at maturity a cash payment per Security resulting in a return equal to (a) 2.20 times the difference between the Lesser Performing Underlying Factor and 118%, plus (b) 29.30%.
•	If the Lesser Performing Underlying Factor is greater than or equal to the Downside Threshold of 88% and less than 118%, JPMorgan Financial will pay you at maturity a cash payment per Security resulting in a return equal to 0.976666 times the difference between the Lesser Performing Underlying Factor and the Downside Threshold of 88%.
•	If, however, the Lesser Performing Underlying Factor is less than the Downside Threshold of 88% (meaning that the Underlying Performance Factor of the Lesser Performing Underlying is less than the Downside Threshold of 88%, which indicates a decrease in its Final Value of more than 12% from its Initial Value), JPMorgan Financial will repay less than your principal amount at maturity, resulting in a loss of 1% of your principal amount for every 1% that the Lesser Performing Underlying Factor is below the Downside Threshold of 88%. You may lose up 88% of your principal amount at maturity.

Investing in the Securities involves significant risks. You may lose up to 88% of your principal amount. You will not receive dividends or other distributions paid on any stocks included in the Underlyings, and the Securities will not pay interest. The downside market exposure to the Underlyings is buffered only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Financial as issuer of the Securities, and the creditworthiness of JPMorgan Chase & Co., as guarantor of the Securities. If JPMorgan Financial and JPMorgan Chase & Co. were to default on their payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features
❑	Growth Potential Subject to Maximum Gain — At maturity, if the Lesser Performing Underlying Factor is at least 88% (meaning that the Underlying Performance Factor of the Lesser Performing Underlying is 88% or more, which indicates that its Final Value increases, remains flat or decreases by up 12% from its Initial Value), the Securities will provide a positive return based on the excess of the Lesser Performing Underlying Factor over 88%. The participation in that excess is 97.6666% up to a Lesser Performing Underlying Factor of 118% and is 220% thereafter, provided that the return is limited by the Maximum Gain of 95.30%.
❑	Buffered Downside Market Exposure — If the Lesser Performing Underlying Factor is less than the Downside Threshold of 88% (meaning that the Underlying Performance Factor of the Lesser Performing Underlying is less than 88%, which indicates a decrease in its Final Value of more than 12% from its Initial Value), JPMorgan Financial will repay less than your principal amount at maturity, resulting in a loss of 1% of your principal amount for every 1% that the Lesser Performing Underlying Factor is below the Downside Threshold of 88%. The downside market exposure to the Lesser Performing Underlying is subject to the Buffer only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Financial and JPMorgan Chase & Co.
Key Dates
Trade Date	February 7, 2020
Original Issue Date (Settlement Date)	February 11, 2020
Initial Valuation Period[1]	Each day that is a scheduled trading day with respect to both Underlyings in the period from and including February 5, 2020 to and including May 5, 2020
Final Valuation Period[1]	Each day that is a scheduled trading day with respect to both Underlyings in the period from and including October 2, 2025 to and including the Final Valuation Date
Final Valuation Date[1]	December 31, 2025
Maturity Date[1]	January 6, 2026

1	Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. JPMORGAN FINANCIAL IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES MAY HAVE DOWNSIDE MARKET RISK SIMILAR TO THE LESSER PERFORMING UNDERLYING, SUBJECT TO THE BUFFER. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF JPMORGAN FINANCIAL FULLY AND UNCONDITIONALLY GUARANTEED BY JPMORGAN CHASE & CO. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS PRICING SUPPLEMENT, UNDER “RISK FACTORS” BEGINNING ON PAGE PS-10 OF THE ACCOMPANYING PRODUCT SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE US-1 OF THE ACCOMPANYING UNDERLYING SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE UP TO 88% OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

Security Offering

We are offering Capped Buffer In-GEARS linked to the lesser performing of the Russell 2000® Index and the S&P 500® Index. The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof. The return on the Securities is subject to, and will not exceed, the Maximum Gain.

Underlying	Maximum Gain	Downside Threshold	Buffer	CUSIP	ISIN
Russell 2000® Index (Bloomberg ticker: RTY)	95.30%	88%	12%	48132J322	US48132J3225
S&P 500® Index (Bloomberg ticker: SPX)

See “Additional Information about JPMorgan Financial, JPMorgan Chase & Co. and the Securities” in this pricing supplement. The Securities will have the terms specified in the prospectus and the prospectus supplement, each dated April 5, 2018, product supplement no. UBS-1-I dated April 5, 2018, underlying supplement no. 1-I dated April 5, 2018 and this pricing supplement. The terms of the Securities as set forth in this pricing supplement, to the extent they differ or conflict with those set forth in the accompanying product supplement, will supersede the terms set forth in that product supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus, the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement. Any representation to the contrary is a criminal offense.

	Price to Public[1]		Fees and Commissions[2]		Proceeds to Issuer
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities Linked to the lesser performing of the Russell 2000® Index and the S&P 500® Index	$2,000,000	$10.00	$15,000	$0.075	$1,985,000	$9.925

1	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the Securities.
2	UBS Financial Services Inc., which we refer to as UBS, will receive selling commissions from us of $0.075 per $10.00 principal amount Security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement, as supplemented by “Supplemental Plan of Distribution” in this pricing supplement.

The estimated value of the Securities, when the terms of the Securities were set, was $9.721 per $10 principal amount Security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The Securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

UBS Financial Services Inc.

Additional Information about JPMorgan Financial, JPMorgan Chase & Co. and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement, as the Securities involve risks not associated with conventional debt securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

t	Product supplement no. UBS-1-I dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004522/dp87529_424b2-ubs1i.pdf
t	Underlying supplement no. 1-I dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004514/crt_dp87766-424b2.pdf
t	Prospectus supplement and prospectus, each dated April 5, 2018: http://www.sec.gov/Archives/edgar/data/19617/000095010318004508/dp87767_424b2-ps.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, the “Issuer,” “JPMorgan Financial,” “we,” “us” and “our” refer to JPMorgan Chase Financial Company LLC.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each of the Russell 2000® Index and the S&P 500® Index is an “Index.”

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Investor Suitability

The Securities may be suitable for you if, among other considerations:

t	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 88% of your principal amount.
t	You can tolerate a loss of a substantial portion of your investment and are willing to make an investment that may have similar downside market risk as a hypothetical investment in the Lesser Performing Underlying, subject to the Buffer.
t	You are willing to accept the individual market risk of each Underlying and understand that any decline in the level of one Underlying will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Underlying.
t	You believe the level of each Underlying will increase, remain flat or decrease by less than 12% over the term of the Securities (such that its Underlying Performance Factor is greater than the Downside Threshold), or you believe that any appreciation is unlikely to exceed an amount equal to the Maximum Gain indicated on the cover hereof.
t	You understand and accept that your potential return is limited by the Maximum Gain and you are willing to invest in the Securities based on the Maximum Gain indicated on the cover hereof.
t	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the Underlyings.
t	You do not seek current income from your investment and are willing to forgo dividends paid on the stocks included in the Underlyings.
t	You are willing and able to hold the Securities to maturity.
t	You accept that there may be little or no secondary market for the Securities and that any secondary market will depend in large part on the price, if any, at which J.P. Morgan Securities LLC, which we refer to as JPMS, is willing to trade the Securities.
t	You understand and accept the risks associated with the Underlyings.
t	You are willing to assume the credit risks of JPMorgan Financial and JPMorgan Chase & Co. for all payments under the Securities, and understand that if JPMorgan Financial and JPMorgan Chase & Co. default on their obligations, you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

t	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 88% of your principal amount.
t	You require an investment designed to provide a full return of principal at maturity.
t	You cannot tolerate a loss of a substantial portion of your investment, or you are not willing to make an investment that may have similar downside market risk as a hypothetical investment in the Lesser Performing Underlying, subject to the Buffer.
t	You are unwilling to accept the individual market risk of each Underlying or do not understand that any decline in the level of one Underlying will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Underlying.
t	You believe the level of either Underlying will decrease over the term of the Securities by more than 12% (such that its Underlying Performance Factor is less than the Downside Threshold), or you believe the Underlying will appreciate over the term of the Securities by more than the Maximum Gain indicated on the cover hereof.
t	You are unwilling to invest in the Securities based on the Maximum Gain indicated on the cover hereof.
t	You seek an investment that has unlimited return potential without a cap on appreciation.
t	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the levels of the Underlyings.
t	You seek current income from your investment or prefer not to forgo dividends paid on the stocks included in the Underlyings.
t	You are unwilling or unable to hold the Securities to maturity, or seek an investment for which there will be an active secondary market.
t	You do not understand or accept the risks associated with the Underlyings.
t	You are not willing to assume the credit risks of JPMorgan Financial and JPMorgan Chase & Co. for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” section of this pricing supplement and the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement for risks related to an investment in the Securities. For more information on the Underlyings, please see the sections titled “The Russell 2000® Index” and “The S&P 500® Index” below.

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Final Terms

Issuer:	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Issue Price:	$10.00 per Security (subject to a minimum purchase of 100 Securities or $1,000)
Principal Amount:	$10.00 per Security. The payment at maturity will be based on the principal amount.
Underlyings:	Russell 2000® Index S&P 500® Index
Term:	Approximately 71 months
Payment at Maturity (per $10 principal amount Security):

If the Lesser Performing Underlying Factor is greater than or equal to 148%, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + ($10.00 × Maximum Gain)

If the Lesser Performing Underlying Factor is greater than or equal to 118% and less than 148%, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + {$10.00 × [2.20 × (Lesser Performing Underlying Factor – 118%) + 29.30%]}

If the Lesser Performing Underlying Factor is greater than or equal to the Downside Threshold of 88% and less than 118%, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + [$10.00 × 0.976666 × (Lesser Performing Underlying Factor – 88%)]

If the Lesser Performing Underlying Factor is less than the Downside Threshold of 88%, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 × (Lesser Performing Underlying Factor + Buffer)

In this scenario, you will lose 1% of your principal amount for every 1% that the Lesser Performing Underlying Factor is below the Downside Threshold. You may lose up to 88% of your principal amount.

Underlying Performance Factor:	With respect to each Underlying, expressed as a percentage: Final Value Initial Value
Lesser Performing Underlying:	The Underlying with the lower Underlying Performance Factor
Lesser Performing Underlying Factor:	The lower of the Underlying Performance Factors of the Underlyings
Maximum Gain:	95.30%. In no event will the return on the Principal Amount be greater than the Maximum Gain.
Downside Threshold:	88%
Buffer:	12%, if held to maturity
Initial Value[1]:	With respect to each Underlying, the arithmetic average of the closing levels of that Underlying during the Initial Valuation Period
Initial Valuation Period[2]:	Each day that is a scheduled trading day with respect to both Underlyings in the period from and including February 5, 2020 to and including May 5, 2020
Final Value[1]:	With respect to each Underlying, the arithmetic average of the closing levels of that Underlying during the Final Valuation Period
Final Valuation Period[2]:	Each day that is a scheduled trading day with respect to both Underlyings in the period from and including October 2, 2025 to and including the Final Valuation Date
[1]	Rounded to three decimal places for the Russell 2000® Index and two decimal places for the S&P 500® Index
[2]	See footnote 1 under “Key Dates” on the front cover
Investment Timeline

Initial Valuation Period	The closing level of each Underlying is observed on each day that is scheduled trading day with respect to both Underlyings and the Initial Value of each Underlying is determined.

Final Valuation Period	The closing level of each Underlying is observed on each day that is scheduled trading day with respect to both Underlyings. The Final Value and the Underlying Performance Factor of each Underlying are determined.

Maturity Date

If the Lesser Performing Underlying Factor is greater than or equal to 148%, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + ($10.00 × Maximum Gain)

If the Lesser Performing Underlying Factor is greater than or equal to 118% and less than 148%, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + {$10.00 × [2.20 × (Lesser Performing Underlying Factor – 118%) + 29.30%]}

If the Lesser Performing Underlying Factor is greater than or equal to the Downside Threshold of 88% and less than 118%, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 + [$10.00 × 0.976666 × (Lesser Performing Underlying Factor – 88%)]

If the Lesser Performing Underlying Factor is less than the Downside Threshold of 88%, JPMorgan Financial will pay you a cash payment at maturity per $10 principal amount Security equal to:

$10.00 × (Lesser Performing Underlying Factor + Buffer)

Under these circumstances, you may lose up to 88% of your principal amount.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE UP TO 88% OF YOUR PRINCIPAL AMOUNT. YOU WILL BE EXPOSED TO THE MARKET RISK OF EACH UNDERLYING AND ANY DECLINE IN THE LEVEL OF ONE UNDERLYING MAY NEGATIVELY AFFECT YOUR RETURN AND WILL NOT BE OFFSET OR MITIGATED BY A LESSER DECLINE OR ANY POTENTIAL INCREASE IN THE LEVEL OF THE OTHER UNDERLYING. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. IF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. WERE TO DEFAULT ON THEIR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

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What Are the Tax Consequences of the Securities?

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. UBS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of Securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, the gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (such an index, a “Qualified Index”). Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the Securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the Securities.

Withholding under legislation commonly referred to as “FATCA” may (if the Securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the Securities, as well as to payments of gross proceeds of a taxable disposition, including redemption at maturity, of a Security, although under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds (other than any amount treated as interest). You should consult your tax adviser regarding the potential application of FATCA to the Securities.

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Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in either or both of the Underlyings. These risks are explained in more detail in the “Risk Factors” sections of the accompanying product supplement and the accompanying underlying supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

Risks Relating to the Securities Generally

t	Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that we will not necessarily repay the full principal amount of the Securities. We will pay you the principal amount of your Securities in cash only if the Lesser Performing Underlying Factor is not below the Downside Threshold. If the Lesser Performing Underlying Factor is less than the Downside Threshold, you will lose 1% of your principal amount for every 1% that the Lesser Performing Underlying Factor is below the Downside Threshold. Accordingly, you could lose up to 88% of your principal amount.
t	The Appreciation Potential of the Securities Is Limited by the Maximum Gain — The appreciation potential of the Securities is limited by the Maximum Gain of 95.30%. Accordingly, the appreciation potential of the Securities will be limited by the Maximum Gain even if the Lesser Performing Underlying Factor is greater than the Maximum Gain.
t	Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — The Securities are unsecured and unsubordinated debt obligations of the Issuer, JPMorgan Chase Financial Company LLC, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. The Securities will rank pari passu with all of our other unsecured and unsubordinated obligations, and the related guarantee JPMorgan Chase & Co. will rank pari passu with all of JPMorgan Chase & Co.’s other unsecured and unsubordinated obligations. The Securities and related guarantees are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of JPMorgan Financial and JPMorgan Chase & Co. to satisfy their obligations as they come due. As a result, the actual and perceived creditworthiness of JPMorgan Financial and JPMorgan Chase & Co. may affect the market value of the Securities and, in the event JPMorgan Financial and JPMorgan Chase & Co. were to default on their obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
t	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the Securities. If these affiliates do not make payments to us and we fail to make payments on the Securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
t	You Will Not Know the Initial Value of Either Underlying on the Trade Date Because the Relevant Initial Value Is Determined Over an Approximately Three-Month Period Commencing on February 5, 2020 — Because the Initial Value of each Underlying is calculated based on the arithmetic average of the closing levels of that Underlying during an approximately 3-month period from and including February 5, 2020, the Initial Values will not be determined until the last day of the Initial Valuation Period, and, accordingly, you will not know the Initial Value for either Underlying on the Trade Date. The Initial Value of either Underlying may be higher than if it were based on the closing level of that Underlying on the Trade Date or other days during the Initial Valuation Period. The level of either Underlying may increase on one or more days during the Initial Valuation Period, which will increase the Initial Value of that Underlying. Under these circumstances, the level above which the Final Value of the Lesser Performing Underlying must reach in order for you to receive a positive return on your initial investment in the Securities will be higher than if the Initial Value of each Underlying were the closing level of that Underlying on the Trade Date.
t	The Averaging Convention Used to Calculate the Final Value of Each Underlying Could Limit Returns — Your investment in the Securities may not perform as well as an investment the return of which is based solely on the performance of the Underlyings on a single day. Your ability to earn a positive return on the Securities at maturity may be limited by the averaging convention used to calculate the Final Value of each Underlying, especially if there is a significant decline in the closing level of the Lesser Performing Underlying during the Final Valuation Period or if there is significant volatility in the closing level of the Lesser Performing Underlying during the term of the Securities. Accordingly, you may not receive a positive return even if the closing level of the Lesser Performing Underlying is not less than its Initial Value by more than the Buffer on the final Ending Averaging Date.
t	Because the Securities Are Linked to the Lesser Performing Underlying, You Are Exposed to Greater Risks of Sustaining a Significant Loss on Your Investment at Maturity Than If the Securities Were Linked to a Single Underlying — The risk that you will lose some or all of your initial investment in the Securities at maturity is greater if you invest in the Securities as opposed to substantially similar securities that are linked to the performance of a single Underlying. With two Underlyings, it is more likely that the Underlying Performance Factor of either Underlying will be less than the Downside Threshold. Therefore it is more likely that you will suffer a significant loss on your investment at maturity. In addition, the performance of the Underlyings may not be correlated or may be negatively correlated.
The lower the correlation between two Underlyings, the greater the potential for one of those Underlyings’ Underlying Performance Factor to fall below the Downside Threshold. Although the correlation of the Underlyings’ performance may change over the term of the Securities, the Maximum Gain is determined, in part, based on the correlation of the Underlyings’ performance, as calculated using internal models of our affiliates at the time when the terms of the Securities are finalized. A higher Maximum Gain is generally associated with lower correlation of the Underlyings, which reflects a greater potential for a loss of principal at maturity. The

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correlation referenced in setting the terms of the Securities is calculated using internal models of our affiliates and is not derived from the returns of the Underlyings over the period set forth under “Correlation of the Underlyings” below. In addition, other factors and inputs other than correlation may impact how the terms of the Securities are set and the performance of the Securities.
t	You Are Exposed to the Risk of Decline in the Level of Each Underlying — Your return on the Securities and your payment at maturity, if any, is not linked to a basket consisting of the Underlyings. Your payment at maturity is contingent upon the performance of each individual Underlying such that you will be equally exposed to the risks related to either of the Underlyings. In addition, the performance of the Underlyings may not be correlated. Poor performance by either of the Underlyings over the term of the Securities may negatively affect your payment at maturity and will not be offset or mitigated by positive performance by the other Underlying. Accordingly, your investment is subject to the risk of decline in the value of each Underlying.
t	Your Payment at Maturity Will Be Determined by the Lesser Performing Underlying — Because the payment at maturity will be determined based on the performance of the Lesser Performing Underlying, you will not benefit from the performance of the other Underlying. Accordingly, if the Underlying Performance Factor of either Underlying is less than the Downside Threshold, you will lose some or most of your principal amount at maturity, even if the Underlying Performance Factor of the other Underlying is at or above the Downside Threshold.
t	The Participation in Any Excess of the Lesser Performing Underlying Factor above the Downside Threshold Applies Only If You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the participation in any excess of the Lesser Performing Underlying Factor above the Downside Threshold or the Securities themselves, and the return you realize may be less than the return indicated by the participation in any excess of the Lesser Performing Underlying Factor above the Downside Threshold and may be less than the Lesser Performing Underlying’s return, even if that return is positive. You can receive the full benefit of the participation in any excess of the Lesser Performing Underlying Factor above the Downside Threshold only if you hold your Securities to maturity.
t	The Downside Market Exposure to the Underlyings Is Buffered Only If You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities in the secondary market, if any, prior to maturity, you may have to sell them at a loss relative to your initial investment even if the Underlying Performance Factor of each Underlying is above the Downside Threshold. If you hold the Securities to maturity, JPMorgan Financial will repay your principal amount as long as Underlying Performance Factor of each Underlying is not below the Downside Threshold. However, if the Underlying Performance Factor of either Underlying is less than the Downside Threshold, JPMorgan Financial will repay less than your principal amount at maturity, resulting in a loss of 1% of your principal amount for every 1% that the Lesser Performing Underlying Factor is below the Downside Threshold.
t	No Interest Payments — JPMorgan Financial will not make any interest payments to you with respect to the Securities.
t	Your Return on the Securities Will Not Reflect Dividends on the Stocks Composing the Underlyings — Your return on the Securities will not reflect the return you would realize if you actually owned the stock included in the Underlyings and received the dividends on the stocks included in the Underlyings. This is because the calculation agent will calculate the amount payable to you at maturity of the Securities by reference to the arithmetic average of the closing levels of each Underlying during the Final Valuation Period, without taking into consideration the value of dividends on the stock included in that Underlying.
t	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities and making the assumptions used to determine the pricing of the Securities and the estimated value of the Securities when the terms of the Securities are set, which we refer to as the estimated value of the Securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Securities and the value of the Securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the Securities could result in substantial returns for us or our affiliates while the value of the Securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.
t	The Probability That the Underlying Performance Factor of Either Underlying Will Fall Below the Downside Threshold Will Depend on the Volatility of That Underlying — “Volatility” refers to the frequency and magnitude of changes in the level of an Underlying. Greater expected volatility with respect to an Underlying reflects a higher expectation as of the Trade Date that the Underlying Performance Factor of an Underlying could fall below the Downside Threshold, resulting in the loss of some or most of your investment. However, that Underlying’s volatility can change significantly over the term of the Securities. The level of an Underlying could fall sharply, which could result in a significant loss of principal.
t	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the Securities is only an estimate determined by reference to several factors. The original issue price of the Securities exceeds the estimated value of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. See “The Estimated Value of the Securities” in this pricing supplement.
t	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the Securities is determined by reference to internal pricing models of our affiliates when the terms of the Securities are set. This estimated value of the Securities is based on market conditions and other relevant factors existing

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at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Securities that are greater than or less than the estimated value of the Securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
t	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the Securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Securities and any secondary market prices of the Securities. See “The Estimated Value of the Securities” in this pricing supplement.
t	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your Securities during this initial period may be lower than the value of the Securities as published by JPMS (and which may be shown on your customer account statements).
t	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the Securities will likely be lower than the original issue price of the Securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Securities. As a result, the price, if any, at which JPMS will be willing to buy Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Securities.
The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity. See “— Lack of Liquidity” below.
t	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the Securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the Securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the Securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels of the Underlyings, including:
t	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
t	customary bid-ask spreads for similarly sized trades;
t	our internal secondary market funding rates for structured debt issuances;
t	the actual and expected volatility in the levels of the Underlyings;
t	the time to maturity of the Securities;
t	the dividend rates on the equity securities included in the Underlyings;
t	the actual and expected positive or negative correlation between the Underlyings, or the actual or expected absence of any such correlation;
t	interest and yield rates in the market generally; and
t	a variety of other economic, financial, political, regulatory and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Securities, if any, at which JPMS may be willing to purchase your Securities in the secondary market.

t	Investing in the Securities Is Not Equivalent to Investing in the Stocks Composing the Underlyings — Investing in the Securities is not equivalent to investing in the stocks included in the Underlyings. As an investor in the Securities, you will not have any ownership interest or rights in the stocks included in the Underlyings, such as voting rights, dividend payments or other distributions.
t	We Cannot Control Actions by the Sponsor of Either Underlying and That Sponsor Has No Obligation to Consider Your Interests — We and our affiliates are not affiliated with the sponsor of either Underlying and have no ability to control or predict its

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actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of that Underlying. The sponsor of each Underlying is not involved in this Security offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

t	Lack of Liquidity — The Securities will not be listed on any securities exchange. JPMS intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Securities.
t	Potentially Inconsistent Research, Opinions or Recommendations by JPMS, UBS or Their Affiliates — JPMS, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and that may be revised at any time. Any such research, opinions or recommendations may or may not recommend that investors buy or hold investments linked to the Underlyings and could affect the value of an Underlying, and therefore the market value of the Securities.
t	Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.
t	Potential JPMorgan Financial Impact on the Level of an Underlying — Trading or transactions by JPMorgan Financial or its affiliates in an Underlying and/or over-the-counter options, futures or other instruments with returns linked to the performance of an Underlying may adversely affect the level of that Underlying and, therefore, the market value of the Securities.

Risks Relating to the Underlyings

t	An Investment in the Securities is Subject to Risks Associated with Small Capitalization Stocks with Respect to the Russell 2000® Index — The equity securities included in the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
t	JPMorgan Chase & Co. Is Currently One of the Companies that Make Up the S&P 500® Index — JPMorgan Chase & Co. is currently one of the companies that make up the S&P 500® Index. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of the S&P 500® Index and the Securities.

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Hypothetical Examples and Return Table

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The following table and hypothetical examples below illustrate the payment at maturity per $10.00 principal amount Security for a hypothetical range of Lesser Performing Underlying Factors from 0.00% to 200.00% on an offering of the Securities linked to two hypothetical Underlyings, and assume a hypothetical Initial Value for the Lesser Performing Underlying of 100 and reflect the Downside Threshold of 88%, the Buffer of 12% and the Maximum Gain of 95.30%. The hypothetical Initial Value for the Lesser Performing Underlying of 100 has been chosen for illustrative purposes only and may not represent a likely actual Initial Value for either Underlying. The actual Initial Value of each Underlying will be based on the arithmetic average of the closing levels of that Underlying during the Initial Valuation Period. The Final Value of each Underlying will be based on the arithmetic average of the closing levels of that Underlying during the Final Valuation Period. For historical data regarding the actual closing levels of the Underlyings, please see the historical information set forth under the sections titled “The Russell 2000® Index” and “The S&P 500® Index” below. The hypothetical payment at maturity examples set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Securities. The actual payment at maturity may be more or less than the amounts displayed below and will be determined based on the actual terms of the Securities, including, the Initial Values, the Maximum Gain, the Downside Threshold, the Buffer and the Final Values. You should consider carefully whether the Securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Value of the Lesser Performing Underlying	Lesser Performing Underlying Factor (%)	Payment at Maturity ($)	Return at Maturity per $10.00 issue price (%)
200.00	200.00%	$19.530	95.30%
190.00	190.00%	$19.530	95.30%
180.00	180.00%	$19.530	95.30%
170.00	170.00%	$19.530	95.30%
160.00	160.00%	$19.530	95.30%
150.00	150.00%	$19.530	95.30%
148.00	148.00%	$19.530	95.30%
140.00	140.00%	$17.770	77.70%
130.00	130.00%	$15.570	55.70%
120.00	120.00%	$13.370	33.70%
118.00	118.00%	$12.930	29.30%
110.00	110.00%	$12.149	21.49%
105.00	105.00%	$11.660	16.60%
100.00	100.00%	$11.172	11.72%
95.00	95.00%	$10.684	6.84%
90.00	90.00%	$10.195	1.95%
88.00	88.00%	$10.000	0.00%
80.00	80.00%	$9.200	-8.00%
70.00	70.00%	$8.200	-18.00%
60.00	60.00%	$7.200	-28.00%
50.00	50.00%	$6.200	-38.00%
40.00	40.00%	$5.200	-48.00%
30.00	30.00%	$4.200	-58.00%
20.00	20.00%	$3.200	-68.00%
10.00	10.00%	$2.200	-78.00%
0.00	0.00%	$1.200	-88.00%

Example 1 — The level of the Lesser Performing Underlying increases by 100% from its Initial Value of 100 to a Final Value of 200, and therefore, the Lesser Performing Underlying Factor is 200%. Because the Lesser Performing Underlying Factor is 200%, which is greater than or equal to 148%, at maturity, JPMorgan Financial will pay you your principal amount plus a return equal to the Maximum Gain of 95.30%, resulting in a payment at maturity of $19.53 per $10 principal amount Security, calculated as follows:

$10.00 + ($10.00 × Maximum Gain)
$10.00 + ($10.00 × 95.30%) = $19.53

Example 2 — The level of the Lesser Performing Underlying increases by 20% from its Initial Value of 100 to a Final Value of 120, and therefore, the Lesser Performing Underlying Factor is 120%. Because the Lesser Performing Underlying Factor is 120%, which is greater than or equal to 118% and less than 148%, at maturity, JPMorgan Financial will pay you your principal amount plus a return equal to 33.70%, resulting in a payment at maturity of $13.37 per $10 principal amount Security, calculated as follows:

$10.00 + {$10.00 × [2.20 × (Lesser Performing Underlying Factor – 118%) + 29.30%]}

$10.00 + {$10.00 × [2.20 × (120% – 118%) + 29.30%]}

$10.00 + ($10.00 × 33.70%) = $13.37

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Example 3 — The level of the Lesser Performing Underlying increases by 5% from its Initial Value of 100 to a Final Value of 105, and therefore, the Lesser Performing Underlying Factor is 105%. Because the Lesser Performing Underlying Factor is 105%, which is greater than or equal to the

Downside Threshold of 88% and less than 118%, at maturity, JPMorgan Financial will pay you your principal amount plus a return equal to 16.60%, resulting in a payment at maturity of $11.60 per $10 principal amount Security, calculated as follows:

$10.00 + [$10.00 × 0.976666 × (Lesser Performing Underlying Factor – 88%)]

$10.00 + [$10.00 × 0.976666 × (105% – 88%)]

$10.00 + ($10.00 × 16.60%) = $11.66

Example 4 — The level of the Lesser Performing Underlying decreases by 5% from its Initial Value of 100 to a Final Value of 95, and therefore, the Lesser Performing Underlying Factor is 95%. Because the Lesser Performing Underlying Factor is 95%, which is greater than or equal to the Downside Threshold of 88% and less than 118%, at maturity, JPMorgan Financial will pay you your principal amount plus a return equal to 6.84%, resulting in a payment at maturity of $10.684 per $10 principal amount Security, calculated as follows:

$10.00 + [$10.00 × 0.976666 × (Lesser Performing Underlying Factor – 88%)]

$10.00 + [$10.00 × 0.976666 × (95% – 88%)]

$10.00 + ($10.00 × 6.84%) = $10.684

Example 5 — The level of the Lesser Performing Underlying decreases by 50% from its Initial Value of 100 to a Final Value of 50, and therefore, the Lesser Performing Underlying Factor is 50%. Because the Lesser Performing Underlying Factor is 50%, which is less than the Downside Threshold of 88%, at maturity, JPMorgan Financial will pay you a payment of $6.20 per $10 principal amount Security, calculated as follows:

$10.00 × (Lesser Performing Underlying Factor + Buffer)

$10.00 × (50% + 12%) = $6.20

If the Lesser Performing Underlying Factor is less than the Downside Threshold, investors will lose 1% of their principal amount for every 1% that the Lesser Performing Underlying Factor is below the Downside Threshold. Investors could lose up to 88% of their principal amount.

The hypothetical returns and hypothetical payments on the Securities shown above apply only if you hold the Securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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The Underlyings

Included on the following pages is a brief description of the Underlyings. This information has been obtained from publicly available sources, without independent verification. Set forth below is a table that provides the quarterly high and low closing levels of each Underlying. This information given below is for the four calendar quarters in each of 2015, 2016, 2017, 2018 and 2019. Partial data is provided for the first calendar quarter of 2020. We obtained the closing levels information set forth below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical levels of either Underlying as an indication of future performance.

The Russell 2000® Index

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement.

Historical Information Regarding the Russell 2000® Index

The following table sets forth the quarterly high and low closing levels of the Russell 2000® Index, based on daily closing levels of the Russell 2000® Index as reported by Bloomberg, without independent verification. The closing level of the Russell 2000® Index on February 7, 2020 was 1,656.778. The actual Initial Value of the Russell 2000® Index will be based on the arithmetic average of the closing levels of the Russell 2000® Index during the Initial Valuation Period. We obtained the closing levels of the Russell 2000® Index above and below from Bloomberg, without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Close
1/1/2015	3/31/2015	1,266.373	1,154.709	1,252.772
4/1/2015	6/30/2015	1,295.799	1,215.417	1,253.947
7/1/2015	9/30/2015	1,273.328	1,083.907	1,100.688
10/1/2015	12/31/2015	1,204.159	1,097.552	1,135.889
1/1/2016	3/31/2016	1,114.028	953.715	1,114.028
4/1/2016	6/30/2016	1,188.954	1,089.646	1,151.923
7/1/2016	9/30/2016	1,263.438	1,139.453	1,251.646
10/1/2016	12/31/2016	1,388.073	1,156.885	1,357.130
1/1/2017	3/31/2017	1,413.635	1,345.598	1,385.920
4/1/2017	6/30/2017	1,425.985	1,345.244	1,415.359
7/1/2017	9/30/2017	1,490.861	1,356.905	1,490.861
10/1/2017	12/31/2017	1,548.926	1,464.095	1,535.511
1/1/2018	3/31/2018	1,610.706	1,463.793	1,529.427
4/1/2018	6/30/2018	1,706.985	1,492.531	1,643.069
7/1/2018	9/30/2018	1,740.753	1,653.132	1,696.571
10/1/2018	12/31/2018	1,672.992	1,266.925	1,348.559
1/1/2019	3/31/2019	1,590.062	1,330.831	1,539.739
4/1/2019	6/30/2019	1,614.976	1,465.487	1,566.572
7/1/2019	9/30/2019	1,585.599	1,456.039	1,523.373
10/1/2019	12/31/2019	1,678.010	1,472.598	1,668.469
1/1/2020	2/7/2020*	1,705.215	1,614.061	1,656.778
*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2020 through February 7, 2020. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2020.

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The graph below illustrates the daily performance of the Russell 2000® Index from January 4, 2010 through February 7, 2020, based on information from Bloomberg, without independent verification. The dotted line represents 1,457.965, equal to 88% of the closing level of the Russell 2000® Index on February 7, 2020.

Past performance of the Russell 2000® Index is not indicative of the future performance of the Russell 2000® Index.

The historical performance of the Russell 2000® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Russell 2000® Index during the Initial Valuation Period or the Final Valuation Period. There can be no assurance that the performance of the Russell 2000® Index will result in the return of any of your principal amount.

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The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Index, see the information set forth under “Equity Index Descriptions — The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information Regarding the S&P 500® Index

The following table sets forth the quarterly high and low closing levels of the S&P 500® Index, based on daily closing levels of the S&P 500® Index as reported by Bloomberg, without independent verification. The closing level of the S&P 500® Index on February 7, 2020 was 3,327.71. The actual Initial Value of the S&P 500® Index will be based on the arithmetic average of the closing levels of the S&P 500® Index during the Initial Valuation Period. We obtained the closing levels of the S&P 500® Index above and below from Bloomberg, without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Close
1/1/2015	3/31/2015	2,117.39	1,992.67	2,067.89
4/1/2015	6/30/2015	2,130.82	2,057.64	2,063.11
7/1/2015	9/30/2015	2,128.28	1,867.61	1,920.03
10/1/2015	12/31/2015	2,109.79	1,923.82	2,043.94
1/1/2016	3/31/2016	2,063.95	1,829.08	2,059.74
4/1/2016	6/30/2016	2,119.12	2,000.54	2,098.86
7/1/2016	9/30/2016	2,190.15	2,088.55	2,168.27
10/1/2016	12/31/2016	2,271.72	2,085.18	2,238.83
1/1/2017	3/31/2017	2,395.96	2,257.83	2,362.72
4/1/2017	6/30/2017	2,453.46	2,328.95	2,423.41
7/1/2017	9/30/2017	2,519.36	2,409.75	2,519.36
10/1/2017	12/31/2017	2,690.16	2,529.12	2,673.61
1/1/2018	3/31/2018	2,872.87	2,581.00	2,640.87
4/1/2018	6/30/2018	2,786.85	2,581.88	2,718.37
7/1/2018	9/30/2018	2,930.75	2,713.22	2,913.98
10/1/2018	12/31/2018	2,925.51	2,351.10	2,506.85
1/1/2019	3/31/2019	2,854.88	2,447.89	2,834.40
4/1/2019	6/30/2019	2,954.18	2,744.45	2,941.76
7/1/2019	9/30/2019	3,025.86	2,840.60	2,976.74
10/1/2019	12/31/2019	3,240.02	2,887.61	3,230.78
1/1/2020	2/7/2020*	3,345.78	3,225.52	3,327.71
*	As of the date of this pricing supplement, available information for the first calendar quarter of 2018 includes data for the period from January 1, 2020 through February 7, 2020. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2020.

14

The graph below illustrates the daily performance of the S&P 500® Index from January 4, 2010 through February 7, 2020, based on information from Bloomberg, without independent verification. The dotted line represents 2,928.38, equal to 88% of the closing level of the S&P 500® Index on February 7, 2020.

Past performance of the S&P 500® Index is not indicative of the future performance of the S&P 500® Index.

The historical performance of the S&P 500® Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500® Index during the Initial Valuation Period or the Final Valuation Period. There can be no assurance that the performance of the S&P 500® Index will result in the return of any of your principal amount.

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Correlation of the Underlyings

The graph below illustrates the daily performance of the Russell 2000® Index and the S&P 500® Index from January 4, 2010 through February 7, 2020. For comparison purposes, each Underlying has been normalized to have a closing level of 100.00 on January 4, 2010 by dividing the closing level of that Underlying on each day by the closing level of that Underlying on January 4, 2010 and multiplying by 100.00. We obtained the closing levels used to determine the normalized closing levels set forth below from Bloomberg, without independent verification.

Past performance of the Underlyings is not indicative of the future performance of the Underlyings.

The correlation of a pair of Underlyings represents a statistical measurement of the degree to which the returns of those Underlyings were similar to each other over a given period in terms of timing and direction. The correlation between a pair of Underlyings is scaled from 1.0 to -1.0, with 1.0 indicating perfect positive correlation (i.e., the value of both Underlyings are increasing together or decreasing together and the ratio of their returns has been constant), 0 indicating no correlation (i.e., there is no statistical relationship between the returns of that pair of Underlyings) and -1.0 indicating perfect negative correlation (i.e., as the value of one Underlying increases, the value of the other Underlying decreases and the ratio of their returns has been constant).

The closer the relationship of the returns of a pair of Underlyings over a given period, the more positively correlated those Underlyings are. The graph above illustrates the historical performance of each Underlying relative to each other over the time period shown and provides an indication of how close the relative performance of each Underlying has historically been to the other Underlying.

The lower (or more negative) the correlation between the Underlyings, the less likely it is that the Underlyings will move in the same direction and, therefore, the greater the potential for one of the Underlyings’ Underlying Performance Factor to fall below the Downside Threshold. This is because the less positively correlated the Underlyings are, the greater the likelihood that at least one of the Underlyings will decrease in value. However, even if the Underlyings have a higher positive correlation, one or both of the Underlyings’ Underlying Performance Factor might fall below the Downside Threshold, as both of the Underlyings may decrease in value together.

Although the correlation of the Underlyings’ performance may change over the term of the Securities, the Maximum Return is determined, in part, based on the correlation of the Underlyings’ performance calculated using internal models of our affiliates at the time when the terms of the Securities are finalized. A higher Maximum Return is generally associated with lower correlation of the Underlyings, which reflects a greater potential for a loss of principal at maturity. The correlation referenced in setting the terms of the Securities is calculated using internal models of our affiliates and is not derived from the returns of the Underlyings over the period set forth above. In addition, other factors and inputs other than correlation may impact how the terms of the Securities are set and the performance of the Securities.

Supplemental Plan of Distribution

We and JPMorgan Chase & Co. have agreed to indemnify UBS and JPMS against liabilities under the Securities Act of 1933, as amended, or to contribute to payments that UBS may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We have agreed that UBS may sell all or a part of the Securities that it purchases from us to the public or its affiliates at the price to public indicated on the cover hereof.

Subject to regulatory constraints, JPMS intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” in this pricing supplement and “Use of Proceeds and Hedging” in the accompanying product supplement.

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The Estimated Value of the Securities

The estimated value of the Securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. The estimated value of the Securities does not represent a minimum price at which JPMS would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding values of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Securities and any secondary market prices of the Securities. For additional information, see “Key Risks — Risks Relating to the Securities Generally — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the Securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Securities is determined when the terms of the Securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Key Risks — Risks Relating to the Securities Generally — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the Securities is lower than the original issue price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions paid to UBS, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See “Key Risks — Risks Relating to the Securities Generally — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the Securities, see “Key Risks — Risks Relating to the Securities Generally — Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors” in this pricing supplement. In addition, we generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be up to 2.5 months. The length of any such initial period reflects secondary market volumes for the Securities, the structure of the Securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Securities and when these costs are incurred, as determined by our affiliates. See “Key Risks — Risks Relating to the Securities Generally — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The Securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Securities. See “Hypothetical Examples and Return Table” in this pricing supplement for an illustration of the risk-return profile of the Securities and “The Underlyings” in this pricing supplement for a description of the market exposure provided by the Securities.

The original issue price of the Securities is equal to the estimated value of the Securities plus the selling commissions paid to UBS, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities, plus the estimated cost of hedging our obligations under the Securities.

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Securities offered by this pricing supplement have been executed and issued by JPMorgan Financial and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to

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customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 8, 2018, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on March 8, 2018.

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